                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

F O R   I M M E D I A T E   R E L E A S E                 Media Contact: Bob Hetherington
                                                                             901.682.1360
                                                                    bhether@earthlink.net
                                                      Financial Contact: Randall H. Brown
                                                                             901.259.2500
                                                                      rbrown@edrtrust.com

          EDUCATION REALTY REPORTS FOURTH QUARTER AND YEAR END RESULTS

MEMPHIS, TENN., MARCH 10, 2006 (PRIMEZONE) -- Education Realty Trust, Inc. (NYSE:EDR), America's most experienced provider of collegiate student housing, today announced financial results for the quarter and year ended December 31, 2005.

Highlights

     o Fourth quarter earnings per share of $.08, compared to a net loss of $.33 per share for the third quarter and $.80 per share for the first eight months of operations as a public company.

     o Fourth quarter funds from operations (FFO) of $.26 per potentially diluted share, compared to $.03 per share for third quarter and $.20 for first eight months of operations as a public company.

     o Maintained quarterly cash dividend at $.30 per share and affirmed 2006 target dividend of $1.19 per share.

     o Year end occupancy of 94 percent compared to 90 percent at December 31, 2004.

     o Completed acquisition of 13 student housing communities with 5,894 beds in six states, increasing its total portfolio to 59 properties with 36,637 beds.

     o Pre-leased 47.3 percent of beds for 06/07 academic year as of March 6, 2006 compared to 40.7 percent pre-leased at March 6, 2005 for 05/06 academic year.

     o Average rental rate on leases executed for the 06-07 academic year approximately 4 percent higher, as of March 6, 2006, than the average rental rate on 05/06 academic year leases.

Fourth Quarter and Year End Operating Results

Year end operating results discussed in this press release combine the operating results of EDR since closing of its initial public offering (IPO) and acquisition of its properties on January 31, 2005 and the operating results of its predecessor for the period January 1 through January 30, 2005. These results are compared to the operating results of EDR's predecessor for the year ended December 31, 2004, which do not include the operations of 14 student housing communities acquired from JPI Investment Company, L.P. at the time of the IPO and 5 student housing communities acquired since the IPO. Accordingly, comparisons of 2005 quarterly and annual operating results to 2004 periods are not meaningful.

Revenues for the fourth quarter were $27.9 million, a 17% increase over third quarter revenues. Operating expenses for the fourth quarter were $21.7 million, a $5 million, or approximately 19%, improvement over operating expenses of $26.7 million for the third quarter. Accordingly, operating income for the fourth quarter was $6.2 million compared to a $2.9 million operating loss for the third quarter, a $9.1 million quarter-to-quarter improvement in profitability. For the fourth quarter, net income was $2 million, or $.08 per share, compared to a net loss of $7.2 million, or $.33 per share for the third quarter.

Funds from operations (FFO) for the fourth quarter were $7.5 million, or $.26 per potentially dilutive share and operating partnership unit, compared to $975,000, or $.03 per potentially dilutive share and operating partnership unit for the third quarter, an 866% improvement. Potentially dilutive shares and operating partnership units outstanding for purposes of calculating FFO per share/unit for both the third and fourth quarters were approximately 28.3 million. A reconciliation of FFO to net income is included in the financial tables accompanying this press release. For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see Management's Discussion and Analysis of Financial Condition and Results of Operations in EDR's annual report on 10-K for the year ended December 31, 2004.

Paul O. Bower, chairman, chief executive officer and president of EDR, stated:
"We believe that in the fourth quarter we turned the corner in our transition from private operators to a public company. Our revenue growth was strong, our expenses stabilized and we avoided the one-time charges from the prior quarters of operations."

"Moreover, our management team has refocused on the day-to-day business, generally free from the distractions of being a new public company and the time commitment that was required in landing the Place portfolio and raising the money to close the acquisition," said Bower. "We are seeing numerous opportunities for revenue growth, and we are confident that our 54 years of experience in the student housing business will allow us to capitalize on these opportunities in a way that increases shareholder value."

For the year ended December 31, 2005, revenues were $87.2 million and operating expenses were $87.7 million, resulting in a 2005 net loss from operations of $0.5 million. Net loss for the year ended December 31, 2005 was $15.5 million, or $.67 per share. Included in the annual net loss were one-time costs associated with the IPO of approximately $5.1 million.

For the year ended December 31, 2005, FFO were $13.1 million, or approximately $.46 per potentially dilutive share and operating partnership unit. FFO adjusted for one-time IPO charges were $19.5 million, or $.69 per potentially dilutive share and operating partnership unit.

Occupancy and Leasing

At quarter and year end, the properties comprising the EDR student housing portfolio had an occupancy rate of 94.3 percent, up from 90.3 percent at the same time a year ago.

Among the components of the EDR portfolio:

     o At the seven EDR predecessor properties, occupancy was 92.4 percent, up from 90.7 percent at December 31, 2004.

     o At the 14 properties acquired from JPI at the time of the IPO, occupancy was 94.7 percent, up from 91.8 percent at December 31, 2004.

     o    At the five properties acquired by EDR since the IPO, occupancy was
          95.4 percent, up from 84.8 percent at December 31, 2004.

Occupancy rates at properties EDR manages for third-party owners also jumped in 2005 over 2004. As of December 31, 2005, occupancy was 92.7 percent at properties managed by Allen & O'Hara Education Services, Inc., EDR's property management subsidiary, up from 84.7 percent a year ago.

As of March 6, 2006, the company reported the following leasing statistics for the upcoming 2006-2007 academic year:

     o Student beds at properties owned by EDR at year end are 47.3 percent pre-leased, up from 40.7 percent a year ago.

     o Student beds at properties managed by EDR's property management company subsidiary, Allen & O'Hara Education Services, Inc., are 45.5 percent pre-leased, up from 36.7 percent a year ago.

     o Student beds at the 13 student housing communities acquired from Place Properties in January are 44.2 percent pre-leased, up from 43.6 percent a year ago.

Development Activity

EDR continues to provide development consulting services for student housing communities at six college campuses in the East, South and West through its development company subsidiary, Allen & O'Hara Development Company, LLC.

Development projects at year end included:

     o Slippery Rock University in Pennsylvania, where construction of two buildings with 700 student beds is ahead of schedule for an August 2006 opening and two more buildings with 690 student beds are slated to open in late 2006 and summer of 2007. Design is underway on Phase II buildings with 1,000 more student beds, and construction is set to start in 2007.

     o California University of Pennsylvania, where construction of 447 beds of on-campus student housing continues toward on-time completion in August 2006 and where construction of 352-bed Phase II is scheduled to start in June 2006.

     o Indiana University of Pennsylvania, where a $52.5 million bond issue is scheduled to close and construction is scheduled to begin May 1 on the first phase of a four-phase scope of work to replace all on-campus student housing.

     o University of Alabama -- Birmingham, where construction of a 190-unit, 753-bed Blazer Hall continues on time and on budget toward a spring 2006 opening and where EDR's property management company subsidiary, Allen & O'Hara Education Services Inc., will manage the on-campus community.

     o University of Colorado at Denver, where construction is ahead of schedule on the 685-bed Campus Village Apartments adjacent to the Auraria Higher Education Center, a shared campus with Metropolitan State College and Community College of Denver. Campus Village will open in the summer instead of the fall of 2006 and Allen & O'Hara Education Services Inc. will manage the community.

     o University of Louisville, where construction is on schedule for the fall 2006 opening of a 359-bed residential suites and Greek organizations building. Allen & O'Hara Education Services Inc. will manage the community.

Property Management Update

Allen & O'Hara Education Services Inc. is actively engaged in the initial leasing of properties in Birmingham, Denver and Louisville. Blazer Hall at UAB in Birmingham, Campus Village in Denver and Community Park at the University of Louisville are slated to open later this year. As of March 6, 2006, 32.3 percent of the available beds at the three properties are pre-leased for the 2006-2007 academic year.

Acquisition Activity

On January 6, 2006, EDR completed its previously announced purchase from Place Properties of 13 collegiate communities in six states for $195 million in cash, stock and assumed debt. The properties are expected to generate a conservatively estimated 7.2 percent return.

EDR evaluated potential acquisitions of purpose-built Class A student housing valued at about $2 billion during calendar 2005 and expects to evaluate a similar amount during 2006.

Supplemental Information and Quarterly Conference Call

A copy of this media release, a self-directed investor presentation and a supplemental packet of financial and operating information are available at the company's web site, www.educationrealty.com. EDR will host an earnings conference call for interested parties today Friday, March 10, 2006, beginning at 11 a.m. Eastern Time. During the call, EDR Chairman, CEO and President Paul
O. Bower, Executive Vice President and CFO Randall H. Brown and Executive Vice President and Chief Investment Officer Craig L. Cardwell will review the company's 2005 results and discuss the business outlook for 2006.

To access the call, participants from within the U.S. may dial 866.700.6067 and participants from outside the U.S. may dial 617.213.8834. The pass code for this call is 28373289. Participants who prefer to listen to the call and view an accompanying slide presentation via the Internet may log on to www.educationrealty.com or www.earnings.com, or institutional investors may log on to www.streetevents.com prior to the call.

A taped rebroadcast of the earnings call will be available approximately one hour following its completion on March 10 through March 17, 2006. To access the rebroadcast, the domestic number is 888.286.8010, the international number is
617.801.6888 and the pass code is 38354987. A replay of the call will also be available at www.educationrealty.com or www.earnings.com for 30 days following the call. The call will also be available as a podcast on www.reitcafe.com.

About Education Realty Trust

Education Realty Trust is one of America's largest owners and operators of collegiate student housing, owning and/or managing approximately 36,637 beds at 59 properties near campuses around the country. For more information about EDR, please visit the company's Web site at www.educationrealty.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this release regarding Education Realty Trust's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the "Business-Risk Factors" section of EDR's annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        DECEMBER 31, 2005            DECEMBER 31, 2004
                                                                        -----------------   -----------------------------------
                                                                           CONSOLIDATED       CONSOLIDATED       COMBINED
                                                                               EDR                EDR          EDR PREDECESSOR
                                                                         ----------------   ----------------  -----------------
                                                                            (Unaudited)
ASSETS
         Student housing properties, net                                     $ 620,305           $    --           $83,785
         Corporate office furniture, net                                           991                --                --
         Cash and cash equivalents                                              61,662                 1             2,883
         Restricted cash and short-term investments                              6,738                --             1,102
         Student contracts receivable, net                                         470                --                87
         Management fee receivable from third party, net                           552                --               161
         Goodwill and other intangibles, net                                     3,214                --                --
         Other assets                                                           10,117             3,790               856
                                                                             ---------           -------           -------
Total assets                                                                 $ 704,049           $ 3,791           $88,874
                                                                             =========           =======           =======

LIABILITIES AND STOCKHOLDERS' AND PREDECESSOR OWNERS' EQUITY
Liabilities:
         Mortgage loans, net of premium/discount                             $ 328,335           $    --           $81,111
         Revolving line of credit                                                   --               497                --
         Note payable to affiliate                                                  --                --               485
         Accounts payable and accrued expenses                                   9,371                --             1,642
         Accounts payable affiliate                                                225             3,515               799
         Deferred revenue                                                        7,660                --             3,048
                                                                             ---------           -------           -------
Total liabilities                                                              345,591             4,012            87,085

Minority interest                                                               27,926                --                --

Commitments and contingencies

Stockholders' and predecessor owners' equity:
         Common stock, $.01 par value, 200,000,000 shares
            authorized, 26,263,889 shares issued and outstanding as
            of Dec. 31, 2005                                                       263                --                --
       Preferred shares, $0.01 par value, 50,000,000 shares
       authorized, no shares issued and outstanding                                 --                --                --
         Unearned deferred compensation                                         (2,470)               --                --
         Additional paid in capital                                            354,134                 1                --
         Loan to unitholder                                                     (5,996)               --                --
         Warrants                                                                  375                --                --
         Accumulated deficit                                                   (15,774)             (222)               --
         Predecessor owners' equity                                                 --                --             1,789
                                                                             ---------           -------           -------
Total stockholders' and predecessor owners' equity                             330,532              (221)            1,789
                                                                             ---------           -------           -------

Total liabilities and stockholders' and predecessor owners' equity           $ 704,049           $ 3,791           $88,874
                                                                             =========           =======           =======

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                                   EDR                          EDR
                                                                              CONSOLIDATED               PREDECESSOR COMBINED
                                                                            -------------------         ----------------------
                                                                            THREE MONTHS ENDED           THREE MONTHS ENDED
                                                                            DECEMBER 31, 2005             DECEMBER 31, 2004
                                                                            ------------------           --------------------
                                                                                (Unaudited)                  (Unaudited)
REVENUES:
     Student housing leasing revenue                                            $     23,045                     $4,707
     Student housing restaurant revenue                                                  888                        897
     Third-party development services                                                    786                          4
     Third-party management services                                                     710                        370
     Operating expense reimbursements                                                  2,485                      1,365
                                                                                ------------                     ------
         TOTAL REVENUES                                                               27,914                      7,343

OPERATING EXPENSES:
     Student housing leasing operations                                               11,284                      1,586
     Student housing restaurant                                                          826                        800
     General and administrative                                                        1,549                        825
     Depreciation and amortization                                                     5,521                        791
     Reimbursable operating expenses                                                   2,485                      1,365
                                                                                ------------                     ------
         TOTAL OPERATING EXPENSES                                                     21,665                      5,367

OPERATING INCOME                                                                       6,249                      1,976

NONOPERATING EXPENSES:
     Interest                                                                          4,298                      1,408
     Amortization of deferred financing costs                                            238                         41
     Interest income                                                                    (673)                        --
                                                                                ------------                     ------
         TOTAL NONOPERATING EXPENSES                                                   3,863                      1,449

INCOME BEFORE EQUITY IN EARNINGS OF UNCONSOLIDATED ENTITIES,
   INCOME TAXES AND MINORITY INTEREST                                                  2,386                        527

EQUITY IN EARNINGS OF UNCONSOLIDATED ENTITIES                                            293                         69
                                                                                ------------                     ------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                       2,679                        596
INCOME TAXES                                                                             327                         --
                                                                                ------------                     ------
NET INCOME BEFORE MINORITY INTEREST                                                    2,352                        596

MINORITY INTEREST                                                                        344                         --
                                                                                ------------                     ------
NET INCOME                                                                      $      2,008                     $  596
                                                                                ============                     ======

EARNINGS PER SHARE INFORMATION:
Net Income per share -- basic and diluted                                       $       0.08
                                                                                ============

Weighted average common shares outstanding - basic and diluted                    26,259,639
                                                                                ============


                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
      CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (contd.)
             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                               EDR AND
                                                                          EDUCATION REALTY                            EDR
                                                            EDR           TRUST PREDECESSOR         EDR           PREDECESSOR
                                                        CONSOLIDATED          COMBINED          CONSOLIDATED        COMBINED
                                                     -----------------    -----------------   -----------------  ----------------
                                                       JANUARY 31 TO         JANUARY 1 TO        YEAR ENDED         YEAR ENDED
                                                     DECEMBER 31, 2005     JANUARY 30, 2005   DECEMBER 31, 2005  DECEMBER 31, 2004
                                                     -----------------     ----------------   -----------------  -----------------
                                                        (Unaudited)         (Unaudited)         (Unaudited)

REVENUES:
     Student housing leasing revenue                    $     74,374           $ 1,503           $ 75,877           $ 17,896
     Student housing restaurant revenue                        3,222               269              3,491              3,137
     Third-party development services                          1,759                --              1,759                392
     Third-party management services                           1,865               103              1,968              1,326
     Operating expense reimbursements                          6,023               671              6,694              5,223
                                                        ------------           -------           --------           --------
         TOTAL REVENUES                                       87,243             2,546             89,789             27,974

OPERATING EXPENSES:
     Student housing leasing operations                       40,196               524             40,720              7,645
     Student housing restaurant                                3,020               255              3,275              2,899
     General and administrative                                9,547               377              9,924              3,545
     Depreciation and amortization                            28,908               260             29,168              3,120
     Reimbursable operating expenses                           6,023               671              6,694              5,223
                                                        ------------           -------           --------           --------
         TOTAL OPERATING EXPENSES                             87,694             2,087             89,781             22,432

OPERATING INCOME (LOSS)                                         (451)              459                  8              5,542

NONOPERATING EXPENSES:
     Interest                                                 15,885               479             16,364              5,623
     Exit fees on early repayment of mortgages                 1,084                --              1,084                 --
     Amortization of deferred financing costs                    820                --                820                163
     Interest income                                          (1,303)               --             (1,303)                --
                                                        ------------           -------           --------           --------
         TOTAL NONOPERATING EXPENSES                          16,486               479             16,965              5,786

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF
   UNCONSOLIDATED ENTITIES, INCOME TAXES AND
   MINORITY INTEREST                                         (16,937)              (20)           (16,957)              (244)
EQUITY IN EARNINGS OF UNCONSOLIDATED ENTITES                     853                27                880              1,002
                                                        ------------           -------           --------           --------

INCOME (LOSS) BEFORE INCOME TAXES AND
   MINORITY INTEREST                                         (16,084)                7            (16,077)               758
INCOME TAXES                                                     497                --                497                 --
                                                        ------------           -------           --------           --------
NET INCOME (LOSS) BEFORE MINORITY INTEREST                   (16,581)                7            (16,574)               758

MINORITY INTEREST                                             (1,040)               --             (1,040)                --
                                                        ------------           -------           --------           --------
NET INCOME (LOSS)                                       $    (15,541)          $     7           $(15,534)          $    758
                                                        ============           =======           ========           ========


EARNINGS PER SHARE INFORMATION:
Loss per share -- basic and diluted                     $      (0.67)
                                                        ============

Weighted average common shares
   outstanding-basic and diluted                          23,063,110
                                                        ============

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
                           CALCULATION OF FFO AND FFOA
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                            THREE MONTHS      THREE MONTHS        JANUARY 31        JANUARY 1         TWELVE MONTHS
                                               ENDED             ENDED               TO                TO                 ENDED
                                           DEC. 31, 2005     DEC. 31, 2004       DEC. 31, 2005     DEC. 31, 2005      DEC. 31, 2004
                                           -------------     -------------       -------------     -------------      -------------
                                               (EDR              (EDR                (EDR          (EDR and EDR            (EDR
                                           Consolidated)      Predecessor)        Consolidated)     Predecessor)       Predecessor)
                                           -------------     -------------       --------------     ------------       ------------

Net income (loss)                          $      2,008         $     596        $    (15,541)         $      7            $   758
Real estate related depreciation and
    amortization                                  5,458               784              28,636               260              3,110
                                           ------------         ---------        ------------          --------            -------
FUNDS FROM OPERATIONS ("FFO")                     7,466             1,380              13,095               267              3,868

Elimination of one-time IPO related
   transactions:
      Charge for profit interest units               --                --               4,039                --                 --
      Write-off of fees associated with
         repayment of mortgage debt                  --                --               1,084                --                 --
      Loss of deferred revenue due to
         purchase accounting (1)                     --                --               1,233                --                 --
                                           ------------         ---------        ------------          --------            -------
Impact of IPO related transactions                   --                --               6,356                --                 --
                                           ------------         ---------        ------------          --------            -------

FUNDS FROM OPERATIONS -- ADJUSTED
    ("FFOA")                               $      7,466         $   1,380        $     19,451          $    267            $ 3,868
                                           ============         =========        ============          ========            =======

FFO per share -- weighted average
    stocks/units                           $       0.27                          $       0.52
FFOA per share -- weighted average
    stocks/units                           $       0.27                          $       0.78

Weighted average shares/units                28,150,867                            24,941,717

FFO per share -- potentially dilutive
    stocks/units                           $       0.26                          $       0.46
FFOA per share -- potentially dilutive
    stocks/units                           $       0.26                          $       0.69

Total potentially dilutive common and
    restricted stock and partnership
    units                                    28,302,228                            28,302,228
                                           ============                          ============

------------------------
(1) Represents the balance of deferred straight-lined rents and service fees at the time of the Formation Transactions and IPO that would have been recognized by the company during the subsequently reported period had it already owned the properties. Generally accepted accounting principles do not allow such revenue items to be carried forward in an acquisition, resulting in this one-time, non-recurring loss of revenue.

                                  2006 OUTLOOK
           CONSOLIDATED & COMBINED STATEMENT OF FUNDS FROM OPERATIONS
       (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                         For the Year Ending
                                                                           December 31, 2006
                                                                  ------------------------------------
                                                                   Low Range                High Range
                                                                  ----------                ----------

Net income (loss)                                                 $  (11,621)               $ (10,191)

Real estate related depreciation and amortization                     39,192                   39,192
                                                                  ----------                ---------

FUNDS FROM OPERATIONS ("FFO")                                     $   27,571                $  29,001
                                                                  ==========                =========


FFO per share -- potentially dilutive stocks/units                $     0.97                $    1.02
                                                                  ==========                =========

Total potentially dilutive common and restricted stock
    and partnership units                                         28,302,228
                                                                  ==========

------------------------
The fiscal 2006 guidance is based on our judgment and current expectations. The guidance is forward looking and exclusive of any financing or capital transactions and any acquisitions other than the Place portfolio acquisition. Actual results may be affected by many factors, including, but not limited to, the following: (i) the leasing rates and occupancy levels achieved at our student housing communities; (ii) the realization of development services revenue relating to the timing of construction activity of our on-campus development projects; (iii) the amount of income recognized by the taxable REIT subsidiary and any corresponding income tax expense; (iv) interest rate risk and
(v) the start-up costs related to the compliance with Section 404 of the Sarbanes-Oxley Act.